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                                                                    EXHIBIT 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 23, 2001 except for Note 22, which is dated February 26, 2001, relating to the financial statements of Promistar Financial Corporation (appearing on pages 22 through 42 of the Promistar Financial Corporation Annual report to Shareholders), which appears in the Current Report on Form 8-K filed by F.N.B. Corporation dated July 24, 2002.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Harrisburg, Pennsylvania
July 24, 2002